SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                   FORM 8-K
                                CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934
                           _________________________

       Date of Report (date of earliest event reported):  MARCH 16, 2005

                    MID-WISCONSIN FINANCIAL SERVICES, INC.

            (Exact name of registrant as specified in its charter)

                 WISCONSIN            0-18542        06-1169935
              (State or Other    (Commission File   (IRS Employer
              Jurisdiction of         Number)      Identification
              Incorporation)                           Number)

                             132 WEST STATE STREET
                               MEDFORD, WI 54451
         (Address of principal executive offices, including Zip Code)

                                (715) 748-8300
              Registrant's telephone number, including area code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

   * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                   INFORMATION TO BE INCLUDED IN THE REPORT


SECTION 1 -  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 16, 2005, the Company amended its Directors Deferred Compensation Plan (the "2004 Plan") and adopted the 2005 Directors Deferred Compensation Plan (the "2005 Plan").

      The 2004 Plan was amended to segregate pre-2005 deferrals in order to preserve certain distribution options for accrued amounts under the provisions of new Section 409A of the Internal Revenue Code. Director fees deferred after December 31, 2004 will be held under the 2005 Plan and will be administered and distributed in accordance with the new Code Section 409A rules.

      Like the 2004 Plan, under the 2005 Plan, each director's annual retainer will be deferred and credited to the director's stock equivalent account. Directors may also elect to defer Company and/or subsidiary meeting or committee fees and other director compensation into a stock equivalent account or a cash account. Account balances may not be transferred between funds. Stock equivalent units represent the number of shares of common stock which could have been purchased with the amount of fees deferred if the fees had been paid in cash. A director's account is also credited with stock equivalent units representing the common stock which could have been purchased with the cash dividends which would have been paid on the accumulated stock equivalent units had they been actual common stock. No actual stock is made available to the directors under the plan. Deferred fees credited to the cash account are credited with interest each fiscal year at a rate equal to 400 basis points less than the Company's return on equity for the preceding fiscal year. Accounts become payable after a director's termination of service in a lump sum or in installments over a period not in excess of five years, as elected by the participating director and in the event a director's service terminates because of a change of control of the Company, as defined in the plan. The timing and form of all elections regarding participation and payments are subject to rules requiring compliance with Code Section 409A.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MID-WISCONSIN FINANCIAL SERVICES, INC.



Date:  March 23, 2005               By: GENE C. KNOLL
                                        Gene C. Knoll
                                        President and Chief Executive Officer